EXHIBIT (11.1)----STATEMENT RE:  COMPUTATION OF DILUTED EARNINGS PER SHARE

Diluted earnings per share computations assume the exercise of stock purchase warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of options outstanding during the period and only include those warrants and options for which the exercise price is less than the average share price during the period. The net additional shares issuable are calculated based on the treasury stock method and are added to the weighted average number of shares outstanding during the period.

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

DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 2002     Three Months    Nine Months
------------------------------------------------------------------      ----------      ---------
Actual net income (A)                                                  $ 3,957,466     $12,597,066
                                                                        ==========      ==========

Assumed exercise of stock options and warrants                              86,815          93,476
Application of assumed proceeds ($950,231 and $988,834)
  toward repurchase of outstanding common stock at an average
  market price of $21.880 and $21.900, respectively.                       (43,429)        (45,152)
                                                                        ----------      ----------
Net additional shares issuable                                              43,386          48,324
                                                                        ==========      ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                            11,263,392      10,466,381
  Net additional shares issuable                                            43,386          48,324
                                                                        ----------      ----------
  Adjusted shares outstanding (B)                                       11,306,778      10,514,705
                                                                        ==========      ==========
Net income per common share (A) divided by (B)                         $      0.35     $      1.20
                                                                        ==========      ==========


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 2001     Three Months    Nine Months
------------------------------------------------------------------      ----------      ---------
Actual net income (A)                                                  $ 2,001,586     $ 7,525,621
                                                                        ==========      ==========

Assumed exercise of stock options and warrants                             109,000         113,623
Application of assumed proceeds ($1,013,375 and $727,987)
  toward repurchase of outstanding common stock at an average
  market price of $10.442 and $9.226, respectively.                        (97,048)        (78,906)
                                                                        ----------      ----------
Net additional shares issuable                                              11,952          34,717
                                                                        ==========      ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                             8,525,334       8,524,546
  Net additional shares issuable                                            11,952          34,717
                                                                        ----------      ----------
  Adjusted shares outstanding (B)                                        8,537,286       8,559,263
                                                                        ==========      ==========
Net income per common share (A) divided by (B)                         $      0.23     $      0.88
                                                                        ==========      ==========
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